EXHIBIT H(1)
                     TRANSFER AGENCY AND SERVICES AGREEMENT

         THIS AGREEMENT, dated as of this 14th day of January, 2000 between BURNHAM INVESTORS TRUST (the "Fund"), a Delaware business trust and PFPC INC. ("PFPC"), a Massachusetts corporation.

                                   WITNESSETH
                                   ----------

         WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

         WHEREAS, the Fund initially intends to offer Shares in those Portfolios identified in the attached Schedule A, each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with Article 14;

         WHEREAS, the Fund on behalf of the Portfolios, desires to appoint PFPC as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and PFPC desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and PFPC agree as follows:

Article  1        DEFINITIONS.
                  -----------

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Account Inquiry" shall mean any access to the PFPC recordkeeping system via IMPRESSNetR initiated by an End-User which is not a Financial Transaction.

                  (b) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                  (c) "Authorized Person" shall be deemed to include (i) any officer of the Fund; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to PFPC from time to time.

                  (d) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

                  (e) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

                  (f) "Commencement Date" shall mean the date on which PFPC commences providing services pursuant to this Agreement.

                  (g) "Commission" shall mean the Securities and Exchange Commission.

                  (h) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (i) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (j) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (k) "End-User" shall mean any Shareholder or Financial Intermediary that accesses the PFPC System via IMPRESSNetR.

                  (l) "Financial Intermediary" shall mean any investment advisor, broker-dealer, financial planner or any other person authorized to act on behalf of a Shareholder.

                  (m) "Financial Transaction" shall mean purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by an End-User.

                  (n) "Fund Home Page" shall mean the Fund's proprietary web site on the Internet used by the Fund to provide information to its shareholders and potential shareholders.

                  (o) "IMPRESSNetR" shall mean the PFPC proprietary system consisting of the PFPC Secure Net Gateway and the PFPC Web Transaction Engine.

                  (p) "PFPC Secure Net Gateway" shall mean the system of computer hardware and software and network established by PFPC to provide access between PFPC recordkeeping system and the Internet.

                  (q) "PFPC Web Transaction Engine" shall mean the system of computer hardware and software created and established by PFPC in order to enable End-Users to perform Account Inquiries and Financial Transactions via IMPRESSNetR.

                  (r) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

                  (s) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by PFPC from a person reasonably believed by PFPC to be an Authorized Person;

                  (t) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

                  (u) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (v) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

                  (w) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

                  (x) "Written Instructions" shall mean a written communication signed by a person reasonably believed by PFPC to be an Authorized Person and actually received by PFPC. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article  2        APPOINTMENT OF PFPC.
                  -------------------

         The Fund, on behalf of the Portfolios, hereby appoints and constitutes PFPC as its sole and exclusive transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as shareholder servicing agent for the Fund and PFPC hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

Article  3        DUTIES OF PFPC.
                  --------------

         3.1      PFPC shall be responsible for:

                  (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of PFPC annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between PFPC and the Fund. Notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall the Fund make any modifications to the prospectus of the Fund or adopt any policies which effect the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. PFPC shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (c) In addition to providing the foregoing services, the Fund hereby engages PFPC as its print/mail service provider with respect to those print/mail items identified in Schedule C for the fees also set forth in Schedule C. PFPC agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

                  (d) Notwithstanding any of the foregoing provisions of this Agreement, PFPC shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor;
         (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

         3.2 In addition, the Fund shall (i) identify to PFPC in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of PFPC for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

         3.3 In addition to the duties set forth herein, PFPC shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and PFPC.

         3.4 In addition to the services rendered by PFPC as set forth in the Agreement, PFPC agrees to provide the following services with respect to PFPC's proprietary IMPRESSNetsm product:

                  (a) In accordance with the written IMPRESSNetsm procedures and product functionality documentation provided to the Fund by PFPC, PFPC shall, through the use of the PFPC Web Transaction Engine and PFPC Secure Net Gateway; (i) enable the Funds and End-Users to utilize the Internet to access Fund information maintained by the Fund on the Fund Home Page; and (ii) enable End-Users to utilize the Internet to access the PFPC System in order to perform Account Inquiries and Financial Transactions in Shareholder accounts.

                  (b) Process the set up of personal identification numbers ("PIN") for End-Users which shall include verification of initial identification numbers issued, reset and activate personalized PIN's and reissue new PIN's in connection with lost PIN's.

                  (c) Provide Installation services which shall include, review and sign off on the Fund's network requirements, recommending method of linking to the PFPC Web Transaction Engine, installing network hardware and software, implementing the network connectivity, and testing the network connectivity and performance.

                  (d) Provide maintenance and support of the PFPC Secure Net Gateway and the PFPC Web Transaction Engine, which includes the following:

                  (i) error corrections, minor enhancements and interim upgrades to IMPRESSNetsm which are made generally available by FDISG to IMPRESSNetsm customers;

                  (ii) help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNetsm.

         Maintenance and support shall NOT include (a) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNetsm clients, as determined solely by PFPC; or (b) maintenance of customized features.

                  (e) Maintain and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

                  (f) Prepare and forward a monthly usage reports to the Fund which shall provide the Fund with a summary of activity and functionality used by and End-Users.

3.5 In connection with the Fund's use of IMPRESSNetsm, the Fund shall be responsible for the following:

                  (a) establishment and maintenance of the Fund Home Page on the Internet;

                  (b) services and relationships between the Fund and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the Investor Services System via the Internet;

                  (c) provide PFPC with access to and information regarding the Fund Home Page in order to enable PFPC to provide the services contemplated hereunder.

Article  4        RECORDKEEPING AND OTHER INFORMATION.
                  -----------------------------------

         4.1 PFPC shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained by PFPC for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         4.2 To the extent required by Section 31 of the 1940 Act, PFPC agrees that all such records prepared or maintained by PFPC relating to the services to be performed by PFPC hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will, at the expense of the Fund, be surrendered promptly to the Fund on and in accordance with the Fund's request.

         4.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, PFPC will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. PFPC reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article  5        FUND INSTRUCTIONS.
                  -----------------

         5.1 PFPC will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. PFPC will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of PFPC or the Fund's prior transfer agent, as the case may be.

         5.2 At any time, PFPC may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for PFPC. Written Instructions requested by PFPC will be provided by the Fund within a reasonable period of time.

         5.3 PFPC, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect PFPC's right to rely on Oral Instructions.

Article  6        COMPENSATION.
                  ------------

         6.1 The Fund on behalf of each of the Portfolios will compensate PFPC for the performance of its obligations hereunder in accordance with the fees and charges set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

         6.2 In addition to those fees and charges referenced in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay for out-of-pocket expenses incurred by PFPC in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket expenses annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by PFPC in the performance of its obligations hereunder.

         6.3 PFPC will bill the Fund as soon as reasonably practicable after the end of each calendar month, and said billings will be detailed in accordance with the out-of-pocket schedule. The Fund on behalf of each of the Portfolios will pay to PFPC the amount of such billing by Federal Funds Wire within thirty
(30) days after the Fund's receipt of said bill.

         6.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C a revised Fee Schedule executed and dated by the parties hereto.

         6. The Fund acknowledges that the fees that PFPC charges the Fund under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 9.3 and the limitations on liability and exclusion of remedies in Section 11.2 and Article 12. Modifying the allocation of risk from what is stated here would affect the fees that PFPC charges, and in consideration of those fees, the Fund agrees to the stated allocation of risk.

Article  7        DOCUMENTS.
                  ---------

         In connection with the appointment of PFPC, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for PFPC to prepare to perform its duties hereunder, deliver or caused to be delivered to PFPC the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule E.

Article  8        TRANSFER AGENT SYSTEM.
                  ---------------------

         8.1 PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund herein (the "PFPC System").

         8.2 PFPC hereby grants to the Fund a limited license to the PFPC System for the sole and limited purpose of having PFPC provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

         8.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the PFPC System for either account inquiry or to transmit transaction information, including but not limited to account maintenance, exchanges, purchases and redemptions, except as otherwise specifically set forth in this Agreement, such direct access capability shall be limited to direct entry to the PFPC System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the PFPC System is strictly prohibited without the prior written consent of PFPC.

Article  9        REPRESENTATIONS AND WARRANTIES.
                  ------------------------------

         9.1      PFPC represents and warrants to the Fund that:

                  (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

                  (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement; and

                  (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         9.2      The Fund represents and warrants to PFPC that:

                  (a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;

                  (c) all corporate proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

                  (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

                  (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

         9.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PFPC DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. PFPC DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 10        INDEMNIFICATION.
                  ---------------

         10.1 The Fund on behalf of each Portfolio shall indemnify and hold PFPC harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against PFPC or for which PFPC may be held to be liable (a "Claim") arising out of or attributable to any of the following, unless such Claim resulted from a negligent act or omission to act or bad faith by PFPC in the performance of its duties hereunder:

                  (a) any actions of PFPC required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by PFPC in the performance of its duties hereunder;

                  (b) PFPC's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by PFPC from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of PFPC's duties and obligations hereunder;

                  (c) the reliance on, or the implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

                  (d) the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

                  (e) the Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.

         10.2 The Fund shall not be responsible for and PFPC shall indemnify and hold the Fund harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Fund or for which the Fund may be held to be liable (a "Claim") arising out of or attributable to any such Claims which result from a negligent act or omission to act or bad faith by PFPC in the performance of its duties hereunder.

         10.3 In any case in which one party (the "Indemnifying Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Article 10 shall survive the termination of this Agreement.

         10.4 Any claim for indemnification under this Agreement must be made prior to the earlier of:

                  (a) one year after the Indemnified Party becomes aware of the event for which indemnification is claimed; or

                  (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

         10.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be PFPC's sole and exclusive remedy for claims or other actions or proceedings to which the Fund's indemnification obligations pursuant to this Article 10 may apply.

Article  11       STANDARD OF CARE.
                  ----------------

         11.1 PFPC shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by PFPC's own negligence, bad faith or willful misconduct or that of its employees.

         11.2 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

         11.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article  12       CONSEQUENTIAL DAMAGES.
                  ---------------------

         12.1 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, AGENTS OR SUBCONTRACTORS BE LIABLE FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

Article  13       TERM AND TERMINATION.
                  --------------------

         13.1 This Agreement shall be effective and binding on the parties as of the date first written above and shall continue for a period of five (5) years beginning on the Commencement Date (the "Initial Term"). The parties acknowledge that the services to be performed by PFPC hereunder and the fees to be paid by the Fund for such services shall commence on the Commencement Date and agree to take all reasonable steps necessary to ensure that the commencement of services occurs on or about June 10, 2000 or as soon as reasonably practicable thereafter.

         13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of two (2) years ("Renewal Terms") each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

         13.3 In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund.

         13.4 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If PFPC is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of PFPC with respect to services performed prior to such termination of rights of PFPC to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         13.5 Except as provided in Sections 13.4 of this Agreement, should the Fund desire to move any of the services provided by PFPC hereunder to a successor service provider prior to the expiration of the then current Initial Term, or should the Fund or any of its affiliates take any action which would result in PFPC ceasing to provide transfer agent services to the Fund prior to the expiration of the Initial or Term (collectively, an "Early Termination"), PFPC shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that PFPC will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, in the event of such Early Termination, PFPC shall be entitled to receive a payment from the Fund as follows: (a) if such Early Termination occurs within the first three (3) years of the Initial Term, the payment of fees to PFPC as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with PFPC until the expiration of such three (3) year period and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to PFPC; or (b) if such Early Termination occurs in the fourth or fifth year of the Initial Term, the Fund shall pay $72,500 to PFPC.

Article  14       ADDITIONAL PORTFOLIOS.
                  ---------------------

         14.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Fund desires to have PFPC render services as transfer agent under the terms hereof, the Fund shall so notify PFPC in writing, and if PFPC agrees in writing to provide such services, Schedule A shall be amended to include such additional Portfolios.

Article  15       CONFIDENTIALITY.
                  ---------------

         15.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Fund and PFPC shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Fund and PFPC shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and PFPC, however, may disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. The Fund and PFPC may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 15.1. Notwithstanding the previous sentence, in no event shall either the Fund or PFPC disclose the Confidential Information to any competitor of the other without specific, prior written consent.

         15.2     Proprietary Information means:

                  (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                  (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; and

                  (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

         15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

         15.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

                  (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

                  (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

                  (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

                  (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

                  (e) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article  16       FORCE MAJEURE.
                  -------------

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (provided that the employees' demands are not reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17        ASSIGNMENT AND SUBCONTRACTING.
                  -----------------------------

         This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that PFPC may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. PFPC may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by PFPC.

Article 18        ARBITRATION.
                  -----------

         18.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

         18.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         18.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 18.

Article  19       NOTICE.
                  ------

         Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or PFPC, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:

                  Burnham Investors Trust
                  1325 Avenue of the Americas, 26th Floor
                  New York, New York 10019
                  Attention:  Michael Barna, Executive Vice President

                  To PFPC:

                  PFPC, Inc.
                  400 Bellevue Parkway
                  Wilmington, Delaware 19809
                  Attention:  President

                  with a copy to PFPC's General Counsel

Article 20        GOVERNING LAW/VENUE.
                  -------------------

         The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this Agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and PFPC and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21        COUNTERPARTS.
                  ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22        CAPTIONS.
                  --------

         The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23        PUBLICITY.
                  ---------

         Neither PFPC nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24        RELATIONSHIP OF PARTIES/NON-SOLICITATION.
                  ----------------------------------------

         24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

         24.2 During the term of this Agreement and for one (1) year afterward, each party shall not recruit, solicit, employ or engage, for itself or others, the other party's employees.

Article 25        ENTIRE AGREEMENT; SEVERABILITY.
                  ------------------------------

         25.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against PFPC unless said writing is executed by a Senior Vice President, Executive Vice President, or President of PFPC. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article  26       MISCELLANEOUS.
                  -------------

         The Fund and PFPC agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Board Members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Board Members of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board Members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Articles of Incorporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                            BURNHAM INVESTORS TRUST

                                            By:    MICHAEL E. BARNA
                                                   ----------------

                                            Title: VICE PRESIDENT
                                                   --------------


                                            PFPC, INC.


                                            By:    JAMES FOX
                                                   ---------

                                            Title: VICE CHAIRMAN
                                                   -------------

                                   SCHEDULE A
                                   ----------

                               LIST OF PORTFOLIOS

                                  Burnham Fund
                            Burnham Money Market Fund
                           Burnham Dow 30 Focused Fund
                         Burnham Financial Services Fund
                     Burnham U.S. Treasury Money Market Fund

                                   SCHEDULE B
                                   ----------

                                 DUTIES OF PFPC

         1. SHAREHOLDER INFORMATION. PFPC shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

         2. SHAREHOLDER SERVICES. PFPC shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between PFPC and the Fund.

         3. SHARE CERTIFICATES.


         (a) At the expense of the Fund, the Fund shall supply PFPC with an adequate supply of blank share certificates to meet PFPC requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, PFPC or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

         (b) PFPC shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by PFPC of properly executed affidavits and lost certificate bonds, in form satisfactory to PFPC, with the Fund and PFPC as obligees under the bond.

         (c) PFPC shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) PFPC shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. PFPC shall further maintain a stop transfer record on lost and/or replaced certificates.

         4. MAILING COMMUNICATIONS TO SHAREHOLDERS; PROXY MATERIALS. PFPC will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, PFPC will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         5. SALES OF SHARES.

         (a) PFPC shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of PFPC to rely on such Written Instructions or official notice.

         (b) In the event that any check or other order for the payment of money is returned unpaid for any reason, PFPC will endeavor to: (i) give prompt notice of such return to the Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as PFPC may from time to time deem appropriate.

         6. TRANSFER AND REPURCHASE.

         (a) PFPC shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

         (b) PFPC will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as PFPC reasonably may deem necessary.

         (c) PFPC reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. PFPC also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which PFPC, in its good judgement, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

         (d) When Shares are redeemed, PFPC shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

         (e) PFPC shall upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by PFPC from the Fund.

         (f) PFPC shall not process or effect any repurchase with respect to Shares of the Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Fund.

         7. DIVIDENDS.

         (a) Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to PFPC Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

         (b) On or before the payment date specified in such resolution of the Board of Directors, the Fund will provide PFPC with sufficient cash to make payment to the Shareholders of record as of such payment date.

         (c) If PFPC does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, PFPC will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to PFPC.

         8. RETIREMENT PLANS. In connection with the individual retirement account, simplified employee pension plan, rollover individual retirement plan, educational IRA and ROTH individual retirement account (each hereinafter referred to as an "IRA" and, collectively, the "IRAs") within the meaning of
Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") offered by the Fund for which contributions of the Funds' shareholders (the "Participants") in the IRA's are invested in shares of the Fund, PFPC shall provide the following administrative services in addition to those services described herein:

         (a) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);
         (b)      Record method of distribution requested and/or made;
         (c)      Receive and process designation of the beneficiary forms;
         (d) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;
         (e) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of an IRA, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/Beneficiary; and
         (f) Perform applicable federal withholding and send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

         9. CASH MANAGEMENT SERVICES.

         (a) PFPC shall establish demand deposit accounts (DDA's) with a cash management provider to facilitate the receipt of purchase payments and the processing of other Shareholder-related transactions. PFPC shall retain any excess balance credits earned with respect to the amounts in such DDA's ("Balance Credits") after such Balance Credits are first used to offset any banking service fees charged in connection with banking services provided on behalf of the Fund. Balance Credits will be calculated and applied toward the Fund's banking service charges regardless of the withdrawal of DDA balances described in Section (b) below.

         (b) DDA balances which cannot be forwarded on the day of receipt may be withdrawn on a daily basis and invested in U.S. Treasury and Federal Agency obligations, money market mutual funds, repurchase agreements, money market preferred securities (rated A or better), commercial paper (rated A1 or P1), corporate notes/bonds (rated A or better) and/or Eurodollar time deposits (issued by banks rated A or better). PFPC bears the risk of loss on any such investment and shall retain any earnings generated thereby. Other similarly rated investment vehicles may be used, provided however, PFPC shall first notify the Fund of any such change.

         (c) PFPC may facilitate the payment of distributions from the Fund which are made by check ("Distributions") through the "IPS Official Check" program. "IPS Official Check" is a product and service provided by PFPC's affiliate, Integrated Payment Systems ("IPS"). IPS is licensed and regulated as an "issuer of payment instruments". In the event the IPS Official Check program is utilized, funds used to cover such Distributions shall be forwarded to and held by IPS. IPS may invest such funds while awaiting presentment of items for payment. In return the services provided by IPS, IPS imposes a per item charge which is identified in the Schedule of Out-of-Pocket Expenses attached hereto and shall retain, and share with PFPC, the benefit of the revenue generated from its investment practices.

         10. LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the "Lost Shareholder Rules"), including, but not limited to those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform the some or all such services.

         (a)      documentation of electronic search policies and procedures;
         (b)      execution of required searches;
         (c)      creation and mailing of confirmation letters;
         (d)      taking receipt of returned verification forms;
         (e) providing confirmed address corrections in batch via electronic media;;
         (f) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
         (g) preparation and submission of data required under the Lost Shareholder Rules.

                             EXHIBIT 1 OF SCHEDULE B

                              PERFORMANCE STANDARDS

TELEPHONES
----------

To be measured on a quarterly basis, minimum of 300 calls offered.

     o The average speed of answering calls will be twenty (20) seconds or less

     o The abandonment rate for teleservicing calls will be five (5) percent or less (Calculation: calls abandoned over 20 seconds/calls offered)

     o    The service level will be ninety-five percent (95%) or higher

PROCESSING
----------

The following standards will be met 95% of the time measured on a quarterly basis, minimum 50 items per standard measured.

     o New accounts in good order will be established on Transfer Agent system on the same day received

     o Shareholder transactions in good order will be processed on Transfer Agent system on the same say received

     o Correspondence will be completed within five (5) business days of receipt

     o Maintenance items in good order will be completed within five (5) business days of receipt

PRINT/MAIL
----------

The following standards will be met 95% of the time measured on a quarterly basis, minimum of 50 items per standard measured.

     o Daily confirmations will be mailed to Shareholders on Trade Date plus two (2) business days

     o    Check requests will be mailed to Shareholders on Trade Date plus two
          (2) business days

     o Quarterly statements will be mailed to Shareholders within five (5) business days from quarter end

PENALTIES

The penalty for missing the same standard in one (1) quarter is written notice.

The penalty for missing the same standard two (2) quarters in succession is 5% reduction of PFPC's quarterly fee for that service.

The penalty for missing the same standard three (3) quarters in a rolling six
(6) quarter period is 10% reduction in PFPC's quarterly fee for that service.

Measurement of performance standards and associated penalties will commence after a one (1) quarter grace period.

                                   SCHEDULE C
                                   ----------

                                  FEE SCHEDULE

1.       Standard Fees.

                    Open Accounts:            $18.00 per account per year
                    Closed Accounts:          $ 2.00 per account per year
                    IRA Accounts:             $10.00 per account per year*
                       *Fee is in addition to Open/Closed per Account Fee
                    Minimum Charge:           $30,000.00  per year per Portfolio
                                              (includes up to 3 classes per
                                              Portfolio)

2.       Lost Shareholder Search/Reporting:          $2.75 per account search**
                  ** The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

3. Print/Mail Fees. Minimum $5,000 per month (annual Average) for all Print/Mail services

         (a)      Standard Pricing:

         IMPLEMENTATION FEE:                $ 1,500.00


         TESTING APPLICATION OR DATA REQUIREMENTS:   $3.00/fax

         WORK ORDER:       $15.00 per workorder

         DAILY WORK (CONFIRMS):
                  Hand:             $71/K (includes BRE or CRE)
                                    $0.07/each additional insert

                  Machine:          $42/K (includes BRE or CRE)
                                    $0.01/each additional insert

         DAILY CHECKS*:
                  Hand:             $91/K (includes 1 insert)
                                    $0.08/each additional insert

                  Machine:          $52/K (includes 1 insert)
                                    $0.01/each additional insert

                  * There is a $3.00 charge for each 3606 Form sent.

         STATEMENTS:
                  Hand:             $78/K (includes BRE or CRE)
                                    $0.08/each additional insert
                                    $125/K for intelligent inserting

                  Machine:          $52/K (includes BRE or CRE)
                                    $0.01 each additional insert
                                    $58/K for intelligent inserting

         PERIODIC CHECKS:
                  Hand:             $91/K (includes 1 insert)
                                    $0.08/each additional insert

                  Machine:          $52/K (includes 1 insert)
                                    $0.01/each additional insert

         12B1/DEALER COMMISSION CHECKS/STATEMENTS:   $0.78/each envelope

         SPAC REPORTS/GROUP STATEMENTS:              $78/K

         LISTBILLS:        $0.78 per envelope

         PRINTING CHARGES:  (price ranges dependent on volumes)
                   $0.08/per confirm/statement/page
                  $0.10/per check

         FOLDING (MACHINE):         $18/K

         FOLDING (HAND):            $.12 each

         PRESORT CHARGE:            postage rate
                                    $0.035 per piece

         COURIER CHARGE:            $15.00 for each on call courier trip/or
                                    actual cost for on demand

         OVERNIGHT CHARGE:          $3.50 per package service charge plus
                                    Federal Express/Airborne charge

         INVENTORY STORAGE:         $20.00 for each inventory location as of the
                                    15th of the month


         INVENTORY RECEIPT:         $20.00 for each SKU / Shipment

         HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC...: $24.00 per
                                                                          hour


         SPECIAL PULLS:    $2.50 per account pull

         BOXES/ENVELOPES:  Shipping boxes            $0.85 each
                           Oversized Envelopes       $0.45 each

         FORMS DEVELOPMENT/PROGRAMMING FEE: $100/hr

         SYSTEMS TESTING:           $85/hr

         CUTTING CHARGES:  $10.00/K

         (b)      Special Mailings:
                  Special mailing pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a premium based on turn around requirements.

         WORK ORDER:       $30.00 per Workorder

         DAILY WORK (CONFIRMS):
                  Hand: $135.00 to create an admark tape $10.00/K to zip + 4 data enhance/$125.00 minimum
                                    $80.00/hr for any data manipulation
                                    $10.00/K combo charge

         ADMARK & MACHINE INSERT
                  #10, #11, 6x9:    $62/K to admark envelope and machine insert
                                       1 piece/$125.00 min
                                    $2.50/K for each additional insert
                                    $38/K to admark only with $75.00 minimum
                                    $25.00/K hand sort
                  9x12:             $135/K to admark envelope and machine insert
                                       1 piece/$125.00 min
                                    $5.00/K for each additional insert
                                    $38/K to admark only/$75.00 minimum
                                    $0.08 for each hand insert

         ADMARK & HAND INSERT:
                  #10, #11, 6x9:    $0.08 for each hand insert
                                    $25.00/K hand sort
                  9x12              $0.09 for each hand insert
                                    $35.00/K hand sort

         PRESSURE/SENSITIVE LABELS:
                  $0.32 each to create, affix and hand insert 1 piece/$75.00 minimum
                  $0.08 for each hand insert $0.10 to affix labels only $0.10 to create labels only

         LEGAL DROP:       $150.00 / compliant legal drop per job and processing
                              fees

         CREATE MAILING LIST:       $0.40 per entry with $75.00 minimum

         PRESORT FEE:      $0.035 per piece

4.       IMPRESSNetsm Fees*.
                  * IMPRESSNet Fees shall commence upon the Funds written
                    notification to PFPC that it desires to begin use of the product

         A.       Retail Version.
                  1.       One Time Set up Fee:         $7,500.00
                  2.       Annual Maintenance Fee:      $10,500.00 per annum
                  3.       Transaction Costs:
                         o   Account Inquiry            $.10 per inquiry
                                                           (No Minimum)
                         o   Financial Transactions     $.50 per transaction
                                                          ($120.00 per/mos
                                                               minimum)

         B.       Brokerage Version.

                  1.       One Time Set up Fee:      $15,000.00 - WAIVED
                  2.       Annual Base Fee:          $25,000.00 per annum
                  3.       Transaction Costs:
                    o    Account Inquiry             $.05 per inquiry
                    o    Financial Transactions      $.30 per transaction
                    o    New Account Set Up w/ Settlement   $1.50 per account
                    o    Statements**                       $.10 per statement
                          **Capability requires PFPC COLD Storage Platform
                    o    Fund Sales /Marketing       $.50 per inquiry

         C.       PIN Registration and Lost PIN Replacement : $2.50 per/PIN

5. Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

         o    Ad hoc reports

         o    Ad hoc SQL time

         o    Banking Services

         o    COLD Storage

         o    Digital Recording

         o    Microfiche/microfilm production

         o    Magnetic media tapes and freight

         o Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

6. Fee Adjustments. After the three year anniversary of the effective date of this Agreement, PFPC may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

7. Programming Costs. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

         (a)  Dedicated Team:               Programmer:   $100,000 per annum
                                            BSA:          $ 85,000 per annum
                                            Tester:       $ 65,000 per annum
         (b)  System Enhancements (Non Dedicated Team):   $150.00 per/hr per
                                                             programmer

                                   SCHEDULE D
                                   ----------

                             OUT-OF-POCKET EXPENSES

1. Out of Pocket Expenses. The Fund shall reimburse PFPC monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

     o    Postage - direct pass through to the Fund
     o Telephone and telecommunication costs, including all lease, maintenance and line costs
     o    Proxy solicitations, mailings and tabulations
     o    Shipping, Certified and Overnight mail and insurance
     o Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
     o    Duplicating services
     o Distribution and Redemption Check Issuance ($.07 per item for FSR System Clients)
     o    Courier services
     o    Federal Reserve charges for check clearance
     o    Overtime, as approved by the Fund
     o    Temporary staff, as approved by the Fund
     o    Travel and entertainment, as approved by the Fund
     o Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
     o    Third party audit reviews
     o    Insurance

         The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with PFPC. In addition, the Fund will promptly reimburse PFPC for any other unscheduled expenses incurred by PFPC whenever the Fund and PFPC mutually agree that such expenses are not otherwise properly borne by PFPC as part of its duties and obligations under the Agreement.

                                   SCHEDULE E
                                   ----------

                                 FUND DOCUMENTS

     o Certified copy of the Articles of Incorporation of the Fund, as amended

     o    Certified copy of the By-laws of the Fund, as amended,

     o Copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement

     o Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

     o All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

     o Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund

     o All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law.